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                                                                    EXHIBIT 10.8


                                  FINDWHAT.COM

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT is made effective as of this 16th day of March, 2001, (the "Agreement") between FindWhat.com ("FindWhat.com" or the "Company"), a Nevada corporation, and Robert D. Brahms (the "Executive").

                                    RECITALS

     A. Executive is currently employed as an employee of FindWhat.com.

     B. The parties desire to continue Executive's employment with FindWhat.com and to appoint Executive to the position of Co-founder and Vice Chairman, on the terms and conditions stated herein.

                             STATEMENT OF AGREEMENT

     In consideration of the foregoing, and of Executive's continued employment, the parties agree as follows:

     1. EMPLOYMENT. The Company hereby employs Executive and Executive accepts such employment upon the terms and conditions hereinafter set forth to become effective on execution of this Agreement (the "Effective Time").

     2. DUTIES.
        -------

          (a) Executive shall be employed: (i) to serve as Co-founder and Vice Chairman of FindWhat.com, subject to the authority and direction of the Board of Directors of FindWhat.com; (ii) to participate in certain business development and strategic relationships, including maintaining and expanding existing key relationships of the Company; (iii) to assist the Chief Operating Officer in the day to day management of the New York office and the New York office employees, including the right to review all Company checks and wire transfers issued in the normal course of business;
     (iv) to formulate ideas on all aspects of the Company's business and to suggest such ideas to the Chief Executive Officer and to the Chief Operating Officer; and (v) to manage the Company's relationship with certain investors. Executive shall have such administrative support as is reasonably necessary to carry out the duties set forth herein. As long as Executive is employed hereunder, Executive shall also be a member of the Executive Advisory Board.

          (b) So long as employed under this Agreement, Executive agrees to competently, diligently and effectively discharge all duties of Executive hereunder. Executive shall not be prohibited from engaging in such business, charitable, or other activities, including serving as an officer, director or consultant to other businesses, which activities do not violate



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     the other provisions of this Agreement and the Confidentiality,
     Non-Competition and Assignment Agreement, of even date herewith, between the Company and the Executive.

          3. COMPENSATION. As full compensation for all services rendered to the Company pursuant to this Agreement, in whatever capacity rendered, the Company shall pay to Executive during the term hereof a minimum base salary at the rate of $180,000 per year (the "Basic Salary"), payable bi-weekly or in other more frequent installments, as determined by the Compensation Committee of the Board of Directors. Prior to March 16, 2002, the Basic Salary may be increased, but not decreased, from time to time, by the Compensation Committee of the Board of Directors. Notwithstanding any contrary provision in any Stock Option Agreement between the Company and the Executive, if the Executive's employment with the Company is terminated for any reason, such stock options shall vest and remain exercisable throughout their term as if the Executive were still employed by the Company.

          4. BUSINESS EXPENSES. The Company shall promptly pay directly for expenses relating to the use of a cellular telephone and Internet connectivity for the Executive, in a manner consistent with practices in place prior to the date of this Agreement. The Company shall reimburse Executive, in the manner consistent with past practice, for actual travel and entertainment expenses incurred in furtherance of this Agreement up to $2,000.00 per month, which amount shall be increased to the extent such expenses are incurred by Executive at the request of the Chief Executive Officer or Chief Operating Officer.

          5. BENEFITS. During the term of this Agreement and Executive's employment hereunder, the Company shall provide to Executive such insurance, vacation, sick leave and other like benefits as are provided to other executive officers of the Company from time to time.

     6. TERM; TERMINATION.
        ------------------

          The Company shall employ the Executive, and the Executive accepts such employment, for a term commencing on the date of this Agreement and ending on March 16, 2002 (the "Term"). Unless notice of non-renewal is given by either party prior to the end of the Term, this Agreement shall automatically renew for an additional one year period at the expiration of the Term. In the event the Company elects not to renew this Agreement as provided above, the Company shall continue to pay Executive at the rate of his Basic Salary for the six-month period following the end of the Term.

          6.1. TERMINATION WITHOUT CAUSE; RESIGNATION FOR GOOD REASON.
               -------------------------------------------------------

               6.1.1. GENERAL. Subject to the provisions of subparagraphs 6.1.2 hereof, if, prior to the expiration of the Term, the Executive's employment hereunder is terminated by the Company without Cause (as defined in subparagraph 6.2.2 hereof), or if the Executive terminates his employment hereunder for Good Reason (as defined in subparagraph
          6.2.3 hereof), the Company shall continue to pay the Executive two times his Basic Salary as then in effect for a period of one year from the Date of Termination (as defined in Section 6.4. hereof) (such period being referred to hereinafter as the "Severance Period"), at such intervals as the same would have been paid had the Executive remained in the active service of the Company. In



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          addition, during the Severance Period, the Executive shall be entitled to continue to participate in all employee benefit plans that the Company provides (and continues to provide) generally to its senior executives.

               6.1.2. DEATH DURING SEVERANCE PERIOD. In the event of the Executive's death during the Severance Period, payments of Basic Salary under this paragraph 6 and payments under the Company's employee benefit plan(s) shall continue to be made in accordance with their terms during the remainder of the Severance Period to the beneficiary designated in writing for such purpose by the Executive or, if no such beneficiary is specifically designated, to the Executive's estate.

     6.2. TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON.
          -------------------------------------------------------

               6.2.1. GENERAL. If, prior to the expiration of the Term, the Executive's employment is terminated by the Company for Good Cause, or the Executive resigns his employment hereunder other than for Good Reason, the Executive shall be entitled only to payment of his Base Salary as then in effect through and including the Date of Termination (as defined below) and accrued but unused vacation. The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company applicable to the Executive. No termination of the Executive's employment for Good Cause shall be effective without the consent of the Board.

               6.2.2. GOOD CAUSE. Termination for "Good Cause" shall mean termination of the Executive's Employment because of:

                    (i) A commission of a material and substantive act of theft, including, but not limited to, misappropriation of funds or any property of the Company;

                    (ii) intentional engagement in activities or conduct clearly injurious to the best interests or reputation of the Company which in fact result in material and substantial injury to the Company;

                    (iii) the willful and continued failure by the Executive to perform his material obligations under this Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for performance is delivered by the Company to the Executive, in writing, identifying the manner in which the Company believes the Executive has not performed his duties and the Executive fails to perform as required within thirty (30) days after such demand is made;

                    (iv) gross insubordination by Executive, which shall consist only of a willful refusal to comply with a lawful written directive consistent with the terms of this Agreement to Executive issued pursuant to a duly



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               authorized resolution adopted by the Board of Directors of the
               Company; or

                    (v) the final and unappealable conviction of the Executive of a felony.

               6.2.3. GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Executive's prior written consent):

               (i) a decrease in the Executive's Base Salary or a failure by the Company to pay material compensation due and payable to the Executive in connection with his employment, provided, however, the Company may suspend payments to Executive of his Base Salary to the same extent and in connection with the tolling of base salaries and all other compensation of all other executive officers of the Company for financial reasons as directed by a lawful resolution of the Board of Directors of the Company. In the event of such suspension, Executive shall receive shares of common stock of the Company equal to one times the amount of such suspended Base Salary (in addition to and not in lieu of such suspended salary, which shall be paid at the earliest practical time) as of the date such salary was due and payable;

               (ii) a diminution of the duties or title of the Executive outlined in Section 2(a) hereof or the assignment to Executive of duties inconsistent in any material respect with his position;

               (iii) a change in the functions, responsibilities, authority or term of the Company's Executive Advisory Board or Executive's removal therefrom;

               (iv) a breach by the Company of any material term or provision of this Agreement; or

               (v) other than in connection with a Change in Control (as defined below) the removal of the Executive as a director of the Company or the failure of the Executive to be re-elected as a director of the Company. For purposes of this Agreement, a "Change in Control" shall be deemed to occur (i) when any "person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Executive, the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (ii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise.



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          6.3. NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive (other than termination by reason of the Executive's death) shall be communicated by written Notice of Termination to the other party of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          6.4. DATE OF TERMINATION. The "Date of Termination" shall mean (a) if the Executive's employment is terminated by his death, the date of his death, (b) if the Executive's employment is terminated pursuant to Section
     6.1 above, the date on which the Notice of Termination is given, (c) if the Executive's employment is terminated pursuant to Section 6.2 above, the date specified in the Notice of Termination after the expiration of any applicable cure periods, and (d) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given after the expiration of any applicable cure periods.

          6.5. Executive's employment shall terminate upon the death or permanent disability of Executive. For purposes hereof, "permanent disability," shall mean the inability of the Executive, as determined by the Board of Directors of FindWhat.com, by reason of physical or mental illness to perform the duties required of him under this Agreement for more than 180 days in any one year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than 180 days from the ending of the previous period of disability. Upon a determination by the Board of Directors of FindWhat.com that Executive's employment shall be terminated under this
     Section 6(d), the Board of Directors shall give Executive 30 days' prior written notice of the termination. If a determination of the Board of Directors under this Section 6(d) is disputed by Executive, the parties agree to abide by the decision of a panel of three physicians. FindWhat.com will select a physician, Executive will select a physician and the physicians selected by FindWhat.com and Executive will select a third physician. Executive agrees to make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure to submit to any examination shall constitute a breach of a material part of this Agreement.

          6.6. The Executive may terminate his employment for any reason upon giving 30 days' advance written notice to the Company. If Executive's employment is so terminated under this Section 6(e), the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary through the Termination Date and any incentive compensation under and consistent with plans adopted by the Company prior to the Termination Date.

     7. PLACE OF PERFORMANCE.
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          If the Company decides to move its New York office to another office in Manhattan, Executive will not be required, but shall be entitled, to maintain an office in such new location. If the Company decides to terminate operations in Manhattan, Executive shall not be required to relocate and, to the extent the Executive can't perform his duties hereunder because there is no office in Manhattan, his non-performance will not constitute "Good Cause"



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     or "Good Reason".

     8. INDEMNITY.
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          (a) Subject only to the exclusions set forth in Section 8(b) hereof, the Company hereby agrees to hold harmless and indemnify Executive against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (excluding an action by or in the right of the Company) to which Executive is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Executive is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company further agrees to advance to Executive all amounts to which he would be entitled under this subsection (a) subject only to repayment by Executive if it is ultimately determined that he is not entitled to indemnification pursuant to Section 8(b).

          (b) No indemnity pursuant to Section 8(a) hereof shall be paid by the
     Company:

               (i) to the extent the aggregate losses to be indemnified hereunder are actually paid pursuant to any directors and officers liability insurance purchased and maintained by the Company;

               (ii) on account of any suit in which judgment is rendered against Executive for an accounting of profits made from the purchase or sale by Executive of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

               (iii) if the indemnity is prohibited by Nevada law or the Company's By-Laws.

          (c) All agreements and obligations of the Company contained herein shall continue during the period Executive is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Executive shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Executive was an officer or director of the Company or serving in any other capacity referred to herein.

          (d) Promptly after receipt by Executive of notice of the commencement of any action, suit or proceeding, Executive will, if a claim in respect thereof is to be made against the



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     Company under this Section 8, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Executive otherwise than under this
     Section 8. With respect to any such action, suit or proceeding as to which Executive notifies the Company under this Section 8(d):

               (i) The Company will be entitled to participate therein at its own expense.

               (ii) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel selected by the Company and approved by the Executive, which approval shall not be unreasonably withheld. After notice from the Company to Executive of its election so to assume the defense thereof, the Company will not be liable to Executive under this
          Section 7 for any legal or other expenses subsequently incurred by Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Executive shall have the right to employ his counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Executive, unless (A) the employment of counsel by Executive has been authorized by the Company, or (B) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company.

               (iii) The Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle in any manner which would impose any penalty or limitation on Executive without Executive's written consent. Neither the Company nor Executive will unreasonably withhold their consent to any proposed settlement.

          (e) Executive agrees that Executive will reimburse the Company for all customary and reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Executive in the event and only to the extent that it shall be ultimately determined that Executive is not entitled to be indemnified by the Company for such expenses under the provisions of Nevada law, federal securities laws, the Company's By-laws or this Agreement.

          9. PUBLIC OFFERING RIGHTS. In the event that the Company undertakes an underwritten public offering of its own securities (a "Public Offering") and any Officer or founding member of the Company participates in the Public Offering as a selling shareholder (a "Selling Shareholder"), the Company shall offer Executive the right to participate in the Public Offering as a Selling Shareholder on the same terms and conditions as the participating Selling Shareholders and to sell a number of shares of common stock of the Company (as determined by



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     Executive) up to the "Maximum Amount". The term "Maximum Amount" means the number of shares of common stock of the Company owned by Executive multiplied by the highest percentage of shares of common stock of the Company owned by a Selling Shareholder (on an actual outstanding basis) as to which any Selling Shareholder is permitted to sell in the Public Offering. Executive's rights under this provision are in addition to any other rights of Executive in this regard and shall survive termination of this Agreement and Executive's termination of Employment for any reason. Notwithstanding anything to the contrary above, Executive shall not have any rights under this Section 9 if Executive owns less than 1% of the Company's outstanding securities and such securities are not "restricted" within the meaning of Rule 144 of the Securities Act of 1933, as amended.

          10. ASSIGNMENT. This Agreement is personal to Executive and Executive may not assign or delegate any of his rights or obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors and assigns.

          11. WAIVER. The waiver by either party hereto of any breach or violation of any provision of this Agreement by the other party shall not operate as or be construed to be a waiver of any subsequent breach by such waiving party.

          12. NOTICES. Any and all notices required or permitted to be given under this Agreement will be sufficient and deemed effective three (3) days following deposit in the United States mail if furnished in writing and sent by certified mail to Executive at:

                  6 Davis Lane
                  Roslyn, NY 11576

     and to the Company at:

                  FindWhat.com
                  12751 Suite 3
                  Westlinks Drive
                  Fort Myers, FL 10001
                  Attention: Chief Executive Officer

     with a copy to:

                  John B. Pisaris
                  Porter, Wright, Morris & Arthur LLP
                  41 South High Street
                  Columbus, OH 43215

          13. GOVERNING LAW. This Agreement shall be interpreted, construed and governed according to the laws of the State of New York. Any action brought to enforce the terms of this Agreement must be brought in either the Supreme Court of the State of New York,



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     County of New York, or the United States District Court, Southern District
     of New York.

          14. AMENDMENT. This Agreement may be amended in any and every respect only by agreement in writing executed by both parties hereto.

          15. SECTION HEADINGS. Section headings contained in this Agreement are for convenience only and shall not be considered in construing any provision hereof.

          16. ENTIRE AGREEMENT. With the exception of the Confidentiality, Assignment and Noncompetition Agreement of even date herewith, and the Executive's stock option agreements with the Company, this Agreement terminates, cancels and supersedes all previous employment or other agreements relating to the employment of Executive with the Company or any predecessor, written or oral, and this Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. This Agreement was fully reviewed and negotiated on behalf of each party and shall not be construed against the interest of either party as the drafter of this Agreement. EXECUTIVE ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, HE HAS READ THE ENTIRE AGREEMENT AND HAS THIS DAY RECEIVED A COPY HEREOF.

          17. SEVERABILITy. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or parts thereof.

          18. SURVIVAL. The last sentence of Section 3, and Sections 6, 8 and 9 of this Agreement and this Section 18 shall survive any termination or expiration of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                      EXECUTIVE:


                                      /s/ Robert D. Brahms
                                      ----------------------------------
                                      Robert D. Brahms



                                      FINDWHAT.COM


                                      By: /s/ Phillip R. Thune
                                          -----------------------------


                                      Its: Chief Operating Officer &
                                           Chief Financial Officer
                                           ----------------------------



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